UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: January 26, 2017

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported on the Company’s Current Report on Form 8-K filed on January 19, 2017, the Company has named Brian Rosin its Chief Operating Officer. On January 26, 2017, the Company and Mr. Rosin agreed to the terms of a new employment agreement reflecting his new role.

The agreement is effective February 1, 2017, and calls for a three-year term. Mr. Rosin will receive a base salary of $250,000 per year. Mr. Rosin shall be entitled to a bonus of $200,000, payable in restricted shares of Company common stock, if the Company’s revenues during calendar 2017 are at least $5,000,000 and the Company’s profit margin has not decreased from the prior year. He shall be entitled to a bonus of $200,000, payable in restricted shares of Company common stock, if the Company’s revenues during calendar 2018 are at least $10,000,000 and the Company’s profit margin has not decreased from the prior year. Additionally, if the Company’s market capitalization shall be between $100,000,000 and $249,999,999 for thirty consecutive calendar days, Mr. Rosin shall be entitled to a one-time bonus of $100,000, payable in cash, restricted shares of Company stock, or options to purchase Company stock, at the discretion of the Company’s Compensation Committee. If the Company’s market capitalization shall be between $250,000,000 and $499,999,999 for thirty consecutive calendar days, Mr. Rosin shall be entitled to a one-time bonus of $500,000, payable in cash, restricted shares of Company stock, or options to purchase Company stock, at the discretion of the Company’s Compensation Committee. If the Company’s market capitalization shall be between $500,000,000 and $999,999,999 for thirty consecutive calendar days, Mr. Rosin shall be entitled to a one-time bonus of $1,000,000, payable in cash, restricted shares of Company stock, or options to purchase Company stock, at the discretion of the Company’s Compensation Committee. If the Company’s market capitalization shall be between $1,000,000,000 and $1,499,999,999 for thirty consecutive calendar days, Mr. Rosin shall be entitled to a one-time bonus of $5,000,000, payable in cash, restricted shares of Company stock, or options to purchase Company stock, at the discretion of the Company’s Compensation Committee. If the Company’s market capitalization shall be at least $1,500,000,000, Mr. Rosin shall be entitled to a one-time bonus of $1,000,000 for each $500,000,000 by which the Company’s market capitalization exceeds $1,500,000,000, payable in cash, restricted shares of Company stock, or options to purchase Company stock, at the discretion of the Company’s Compensation Committee. The Company’s Compensation Committee has approved a grant to Mr. Rosin of 33,000 restricted units of Company common stock, which will vest on the earlier of (a) January 26, 2018 and (b) such earlier date as Mr. Rosin shall advise in writing to the Company.

If Mr. Rosin’s employment is terminated without cause, he shall receive continuation of his salary for three months, as well as payment of any bonus earned and not yet paid. In the event of his death or disability before the end of the term, he, his estate or beneficiaries, as the case may be, shall receive his unpaid salary and paid time off through the date of termination.

A copy of Mr. Rosin’s employment agreement is filed herewith as Exhibit 10.1.

Item 9.01 Exhibits and Financial Statements
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement of Brian Rosin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

Date: January 27, 2017	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President